3,448,276 Shares

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Class A Common Stock

UNDERWRITING AGREEMENT

March 28, 2014

Wunderlich Securities, Inc.

2200 Clarendon Boulevard

Arlington, VA 22201

As Representative of the Several Underwriters Named in Schedule A Hereto

Dear Ladies and Gentlemen:

Bluerock Residential Growth REIT, Inc., a Maryland corporation (the “Company”), together with Bluerock Residential Holdings, L.P., a Delaware limited partnership (the “Operating Partnership” and together with the Company, the “Transaction Entities”) and BRG Manager, LLC, a Delaware limited liability company (the “Manager”), agrees with Wunderlich Securities, Inc., as the representative (the “Representative”) of the several Underwriters named in Schedule A hereto (collectively, the “Underwriters”) to issue and sell to the several Underwriters 3,448,276 shares (the “Firm Shares”) of its Class A common stock, par value $0.01 per share (the “Common Stock”), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 517,241 additional shares of its Common Stock (the “Optional Shares”) as set forth below. The Firm Shares and the Optional Shares are herein collectively called the “Offered Shares.” Pursuant to the Second Amended and Restated Agreement of Limited Partnership (the “OP Agreement”) of the Operating Partnership, upon receipt of the net proceeds of (a) the sale of the Firm Shares on the First Closing Date (as defined below) and (b) any and all Optional Shares on each Optional Closing Date (as defined below), the Company, through its wholly-owned subsidiary, Bluerock REIT Holdings, LLC, a Delaware limited liability company (“Holdings LLC”), will contribute such net proceeds to the Operating Partnership in exchange for a number of common units of partnership interest in the Operating Partnership (the “OP Units”) that is equivalent to the number of Firm Shares and Optional Shares sold to the Underwriters (the “Company OP Units”).

Substantially concurrently with the First Closing Date, the Company will acquire, directly or indirectly through the Operating Partnership, in a series of transactions (the “Contribution Transactions”) the equity interests and other assets described in the Registration Statement, the General Disclosure Package and the Prospectus (each, as defined below), the consideration and related payments for which will be in cash and a number of shares of Common Stock (the “Contribution Shares”), LTIP Units (as defined below) and OP Units as described in the Registration Statement, the General Disclosure Package and the Prospectus (collectively referred to as the “Contribution Securities”). All references herein to subsidiaries of the Company or the Operating Partnership shall be understood to refer to the subsidiaries of the Company or the Operating Partnership, respectively, after giving effect to the Contribution Transactions.

1.	Representations and Warranties of the Transaction Entities.

(a)	Representations and Warranties. The Transaction Entities, jointly and severally, represent and warrant to, and agree with, the several Underwriters that:

(i)	Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-11 (No. 333-192610) covering the registration of the Offered Shares under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement pursuant to Rule 424 or otherwise deemed to be part of the registration statement pursuant to Rule 430A, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement.” The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of additional shares of Common Stock. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement.”

As of the time of execution and delivery of this Agreement, the Initial Registration Statement and any post-effective amendment thereto has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Shares all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement. No stop order suspending the effectiveness of or use of the Initial Registration Statement and any Additional Registration Statement has been issued under the Act, and no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any such purposes have been instituted and are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information from the Company in connection with the Initial Registration Statement and any Additional Registration Statement has been complied with.

For purposes of this Agreement:

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“430A Information,” with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 9:30 am (Eastern time) on the date of this Agreement.

“BRG LOC” means that certain working capital line of credit by and among the Company, Bluerock Special Opportunity + Income Fund II, LLC and Bluerock Special Opportunity + Income Fund III, LLC, dated as of October 2, 2012, as amended.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representative that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Environmental Law” means any federal, state or local law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“General Disclosure Package” means any General Use Issuer Free Writing Prospectus (as defined below) issued prior to the Applicable Time, the preliminary prospectus included in the Registration Statement at the Applicable Time (which is the most recent Statutory Prospectus distributed to investors generally, including that dated March 14, 2014) and the information, if any, included on Schedule B to this Agreement, all considered together.

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“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being so specified in Schedule B to this Agreement.

“Hazardous Materials ” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes), the presence of which in the environment is prohibited, regulated or serves as the basis of liability as defined, listed or regulated by any Environmental Law.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Shares, including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Offered Shares that is (i) required to be filed with the Commission by the Company, (ii) a road show that is a written communication within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Offered Shares or of the offering of the Offered Shares that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Joint Ventures” means the Managing Members and SP JVs.

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement.” A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“LTIP Units” means the special units of partnership interest of the Operating Partnership having the rights, preferences and other privileges designated in Section 4.04 and elsewhere in the OP Agreement.

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“Managing Member” or “Managing Members” means: BR Springhouse Managing Member, LLC; BR Augusta JV Member, LLC; BR Oak Crest Villas, LLC; BR Waterford JV Member, LLC; BR VG Ann Arbor JV Member, LLC; BR Enders Managing Member, LLC; BR Berry Hill Managing Member, LLC; BR VG MDA JV Member, LLC; and BR Creekside Managing Member, LLC.

“Prospectus” means the Statutory Prospectus (in the form first used to confirm sales of the Offered Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173) that discloses the final public offering price, other 430A Information and other final terms of the Offered Shares and otherwise satisfies the requirements of Section 10(a) of the Act.

“REIT Property Sub” or “REIT Property Subs” means BEMT Springhouse, LLC; BEMT Augusta, LLC; BEMT Enders, LLC; BEMT Berry Hill, LLC; BEMT MDA, LLC; BRG Oak Crest, LLC, BRG Waterford, LLC; BRG Ann Arbor, LLC; BRG North Park Towers, LLC; and BEMT Creekside, LLC.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the NYSE MKT, LLC (the “NYSE MKT”)] (“Exchange Rules”).

“SP JV” or “SP JVs” means: BR Hawthorne Springhouse JV, LLC; BSF/BR Augusta JV, LLC; Oak Crest Villas JV, LLC; Bell BR Waterford Crossing JV, LLC; Village Green of Ann Arbor Associates, LLC; Waypoint Enders Owner, LLC; Waypoint Bluerock Enders JV, LLC; BR Stonehenge 23Hundred JV, LLC; MDA City Apartments, LLC; and BR Hawthorne Creekside JV, LLC.

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) and not retroactively.

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“Subsidiary” or “Subsidiaries” means each of the entities listed on Exhibit 21 to the Registration Statement, which comprise all of the subsidiaries of the Transaction Entities, including the entities in which the Operating Partnership owns, directly or indirectly, all of the membership interests.

“Title Holder” or “Title Holders” means: BR Springhouse, LLC; BSF/BR Augusta, LLC; Villas Partners, LLC; Bell BR Waterford Crossing JV, LLC; Village Green of Ann Arbor Associates, LLC; Waypoint Enders Owner, LLC; BRG North Park Towers, LLC; 23HUNDRED, LLC; MDA City Apartments, LLC; and BR Creekside, LLC. Unless otherwise specified, a reference to a “rule” or “Rule” is to the indicated rule under the Act.

(ii)	Compliance with Securities Act Requirements. (A) (1) At their respective Effective Times, (2) on the date of this Agreement and (3) on each Closing Date, each of the Initial Registration Statement or any post-effective amendment thereto and the Additional Registration Statement (if any) complied and will comply in all respects to the requirements of the Act and the Rules and Regulations thereunder, and did not, does not and will not include any untrue statement of a material fact or omitted, omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (B) the preliminary prospectus included in the General Disclosure Package and furnished to the Underwriters for delivery to prospective investors (the “Preliminary Prospectus”) complied in all material respects with the Act (including without limitation Section 10 of the Act) and at no time during the period that begins on the date of the Preliminary Prospectus and the date on which the Preliminary Prospectus was filed with the Commission and ends immediately prior to the execution of this Agreement did the Preliminary Prospectus contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (C) the Prospectus and each amendment or supplement thereto, as of their respective issue dates, complied and will comply in all material respects with the Act and the Rules and Regulations thereunder, and neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) and at each Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranties contained herein do not apply to statements in or omissions from any document discussed herein based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that such information is only that described as such in Section 7(c) hereof (collectively, the “Underwriter Information”). Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Common Stock were or will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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(iii)	General Disclosure Package. As of the Applicable Time and on each Closing Date, none of (A) the General Disclosure Package, (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package and/or (C) each road show, if any, when considered together with the General Disclosure Package, included, includes or will include any untrue statement of a material fact or omitted, omits or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus, Issuer Free Writing Prospectus or road show made in reliance upon and in conformity with the Underwriter Information.

(iv)	Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. Each Issuer Free Writing Prospectus conformed, conforms or will conform in all respects to the requirements of the Act and the Rules and Regulations thereunder. The Company has not made any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative; provided that such consent is deemed to have been given with respect to each Issuer Free Writing Prospectus identified on Schedule B to this Agreement. The Company (A) has filed or will file each Issuer Free Writing Prospectus required to be filed with the Commission pursuant to the Act and the Rules and Regulations thereunder in accordance therewith and/or (B) has retained or will retain in accordance with the Act and the Rules and Regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act and the Rules and Regulations thereunder. The Company has made a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(i) such that no filing of any road show (as defined in Rule 433(h)) is required in connection with the offering of the Common Stock.

(v)	Ineligible Issuer Status. (A) At the time of initial filing of the Initial Registration Statement and any post-effective amendment thereto and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer” in connection with the offering of the Offered Shares pursuant to Rules 164, 405 and 433, including (x) the Company or its subsidiaries in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company or its subsidiaries in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding or examination under Section 8 of the Act and not being the subject of a pending proceeding under Section 8A of the Act in connection with an offering, all as described in Rule 405.

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(vi)	Good Standing of the Transaction Entities. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland, with the full corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and each of the Contribution Transaction documents to which it is a party; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, earnings, business, properties or prospects of the Transaction Entities and each of their respective Subsidiaries, taken as a whole (a “Material Adverse Effect”). The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and each of the Contribution Transaction documents to which it is a party; and the Operating Partnership is duly qualified to do business as a foreign organization in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect.

(vii)	Subsidiaries. Each Subsidiary (including, without limitation, each REIT Property Sub and Holdings) has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate or other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and each Subsidiary is duly qualified to do business as a foreign corporation or organization in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock, partnership interests or membership interests of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable (except with respect to future contributions as provided in the Operating Agreement made subsequent to the date hereof); and the capital stock or membership interests of each Subsidiary held by the Transaction Entities or a Subsidiary, as applicable, is owned (or with respect to Subsidiaries acquired upon completion of the Contribution Transactions, will be owned) by the Company or the Operating Partnership, directly or through subsidiaries, free from liens, encumbrances and defects, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

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(viii)	Joint Ventures and Title Holders. Each Joint Venture and Title Holder has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate or other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and each Joint Venture and Title Holder is duly qualified to do business as a foreign corporation or organization in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock, partnership interests or membership interests of each Joint Venture and Title Holder has been duly authorized and validly issued and is fully paid and nonassessable, except with respect to future capital contributions as provided in the operating agreement of a Joint Venture or Title Holder, as applicable; and the membership interests of each Managing Member owned by each applicable REIT Property Sub and the membership interests of each SP JV owned by each applicable Managing Member, is free from liens, encumbrances and defects, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(ix)	Subsidiaries of Transaction Entities. The Transaction Entities do not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21 to the Registration Statement and (ii) such other entities omitted from Exhibit 21 which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.

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(x)	Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities.

(xi)	Shares. The Offered Shares, Contribution Shares and all outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization”; all outstanding shares of capital stock of the Company are, and, when the Offered Shares have been delivered and paid for in accordance with this Agreement on each Closing Date, and when the Contribution Shares have been delivered and paid for in accordance with the Transaction Documents (as defined herein), such Offered Shares and Contribution Shares will have been, validly issued, fully paid and nonassessable, will conform to the information in the Registration Statement, the General Disclosure Package and the Prospectus and to the description of such Offered Shares and Contribution Shares contained therein; the stockholders of the Company have no preemptive rights with respect to the Offered Shares and the Contribution Shares; none of the outstanding shares of Common Stock have been issued in violation of any preemptive or similar rights of any security holder; the forms of certificates used to represent the Offered Shares and the Contribution Shares comply in all material respects with all applicable statutory requirements and with any applicable requirements of the Organizational Documents of the Company, and with any requirements of the NYSE MKT; the Common Stock has been registered pursuant to Section 12(b) of the Exchange Act and the Company has not received any notification that the Commission is contemplating terminating such registration;. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are and, after giving effect to the Contribution Transactions, will be no outstanding (a) securities of the Company reserved for any purpose (other than with respect to certain OP Units and LTIP Units disclosed in the General Disclosure Package and the Prospectus), (b) securities or obligations of the Company convertible into or exchangeable for any shares of Common Stock, (c) warrants, rights or options to subscribe for or purchase from the Company any such shares of Common Stock or any such convertible or exchangeable securities or obligations or (d) obligations of the Company to issue or sell any shares of Common Stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options. After giving effect to the Contribution Transactions, there will be 4,495,744 shares of Common Stock outstanding, 325,578 LTIP Units outstanding (including 179,562 LTIP Units to be issued to the Manager) and 5,839,393 OP Units outstanding, and each such class of securities conforms to the description set out in the Registration Statement, the General Disclosure Package and the Prospectus.

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(xii)	No Equity Awards. Except for grants (including those subject to the consummation of the Offering) disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not granted, and does not intend to grant within six months of this Agreement, to any person or entity a stock option or other equity-based award of or to purchase Common Stock pursuant to an equity-based compensation plan or otherwise.

(xiii)	OP Units and Former Advisor LTIP Units.

(1)	OP Units. The Company OP Units and all outstanding OP Units have been duly authorized; all outstanding OP Units are, and, when the Company OP Units have been delivered and paid for in accordance with the OP Agreement and in connection with the Contribution Transactions, the Company OP Units will be validly issued and will conform to the information in the Registration Statement, the General Disclosure Package and the Prospectus and to the description of such Company OP Units contained therein; the holders of the outstanding OP Units have no preemptive rights with respect to the outstanding OP Units; none of the outstanding OP Units have been issued in violation of any preemptive or similar rights of any security holder; all outstanding OP Units have been, and all Company OP Units will be, issued and sold in compliance with all applicable federal and state securities laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are and, after giving effect to the Contribution Transactions, will be no outstanding (a) securities of the Operating Partnership reserved for any purpose, (b) securities or obligations of the Operating Partnership convertible into or exchangeable or redeemable for any partnership interests of the Operating Partnership, (c) warrants, rights or options to subscribe for or purchase from the Operating Partnership any such partnership interests or any such convertible or exchangeable securities or obligations or (d) obligations of the Operating Partnership to issue or sell any partnership interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options. After giving effect to the Contribution Transactions, there will be 5,839,393 OP Units outstanding, of which the Company will own, directly or indirectly, 5,556,633OP Units.

(2)	Former Advisor LTIP Units. The LTIP Units to be issued to Bluerock Multifamily Advisor, LLC, in connection with the Contribution Transactions (“Former Advisor LTIP Units”) have been duly authorized; when the Former Advisor LTIP Units have been delivered and paid for in connection with the Contribution Transactions, the Former Advisor LTIP Units will be validly issued and will conform to the information in the Registration Statement, the General Disclosure Package and the Prospectus and to the description of the Former Advisor LTIP Units contained therein; and all LTIP Units will be, issued and sold in compliance with all applicable federal and state securities laws.

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(xiv)	No Finder’s Fee. Except for the Underwriters’ discounts and commissions payable by the Company to the Underwriters in connection with the Offered Shares contemplated herein or as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xv)	Registration Rights. Except as described in the Registration Statement, General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings by either of the Transaction Entities or their respective Subsidiaries, on the one hand, and any person, on the other hand, granting such person the right to require either of the Transaction Entities or such Subsidiaries to file a registration statement under the Act with respect to any securities of either of the Transaction Entities or their respective Subsidiaries owned or to be owned by such person or to require either of the Transaction Entities or such Subsidiaries to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by either of the Transaction Entities or such Subsidiaries under the Act (collectively, “Registration Rights”).

(xvi)	No Registration Required for Sale of OP Units, LTIP Units and Contribution Shares. No registration of the OP Units or LTIP Units under the Act is required for the offer, sale and delivery by the Operating Partnership of the OP Units or LTIP Units in the manner contemplated in the Contribution Transaction Documents. No registration of the Contribution Shares under the Act is required for the offer, sale and delivery by the Company of the Contribution Shares in the manner contemplated in the Contribution Transaction Documents.

(xvii)	Listing. The Offered Shares have been approved for listing on the NYSE MKT, subject to official notice of issuance.

(xviii)	Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the OP Agreement or the other agreements pursuant to which the Contribution Transactions will be effected or in connection with the offering, issuance and sale of the Offered Shares and the Contribution Shares by the Company or the issuance and sale of the OP Units (including the Company OP Units) and LTIP Units by the Operating Partnership, except such as have been already obtained or as may be required under the Securities Act, Exchange Act Regulations, state securities laws, FINRA or the NYSE MKT.

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(xix)	Title to Membership Interests in Managing Member. Upon consummation of the Contribution Transactions, the Transaction Entities will hold, directly or indirectly through their respective Subsidiaries that are wholly owned, good and marketable title to their respective membership interests in the Managing Members, in each case free and clear of any lien or security interest, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, subject only to restrictions on transfer imposed under applicable U.S. federal and state securities laws and the limited liability company agreement of each Managing Member; and have not conveyed, transferred, assigned, pledged or hypothecated any of their respective membership interests in the Managing Members, in whole or in part, or granted any rights, options or rights of first refusal or first offer to purchase any of such interests or any portion thereof.

(xx)	Managing Member Title to Membership Interests in SP JVs. Upon consummation of the Contribution Transactions, the Managing Members will hold good and marketable title to their respective membership interests in the SP JVs, in each case free and clear of any lien or security interest, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, subject only to restrictions on transfer imposed under applicable U.S. federal and state securities laws and the limited liability company agreement of each SP JV; and have not conveyed, transferred, assigned, pledged or hypothecated any of their respective membership interests in the SP JVs, in whole or in part, or granted any rights, options or rights of first refusal or first offer to purchase any of such interests or any portion thereof.

(xxi)	SP JV Title to Membership Interests in Title Holder. Upon consummation of the Contribution Transactions, the SP JVs that are not also Title Holders will hold good and marketable title to their respective membership interests in the Title Holders, in each case free and clear of any lien or security interest, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, subject only to restrictions on transfer imposed under applicable U.S. federal and state securities laws and the limited liability company agreement of each Title Holder; and have not conveyed, transferred, assigned, pledged or hypothecated any of their respective membership interests in the SP JVs, in whole or in part, or granted any rights, options or rights of first refusal or first offer to purchase any of such interests or any portion thereof.

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(xxii)	Title to Property. (1) Upon consummation of the Contribution Transactions, the Transaction Entities will hold, directly or indirectly through their respective Subsidiaries and Joint Ventures, good and marketable fee simple title to all of the real property described in the Registration Statement, the General Disclosure Package and the Prospectus and the improvements (exclusive of improvements owned by tenants, if applicable) located thereon (individually, a “Property” and collectively, the “Properties”), in each case, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects, except such as are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or do not materially affect the value of such Properties as a whole and do not materially interfere with the use made and proposed to be made of such Properties as a whole by the Company; (2) except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Transaction Entities or any of their respective Subsidiaries owns any real property other than the Properties; (3) except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the mortgages or deeds of trust that encumber certain of the Properties are not convertible into debt or equity securities of the Transaction Entities and their respective Subsidiaries and such mortgages and deeds of trust are not cross-defaulted with any loan not made to, or cross-collateralized to any property not owned directly or indirectly by, the Transaction Entities or their respective Subsidiaries; (4) each of the Properties complies with all applicable codes, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except as would not individually or in the aggregate materially affect the value of the Properties or interfere in any material respect with the use made and proposed to be made of the Properties by the Transaction Entities; (5) except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, neither of the Transaction Entities nor their respective Subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof which if consummated would reasonably be expected to have a Material Adverse Effect on the Transaction Entities and their respective Subsidiaries, taken as a whole, and none of the Transaction Entities and their respective Subsidiaries know of any such condemnation or zoning change which is threatened and, in each case, which if consummated would reasonably be expected to have a Material Adverse Effect on the Transaction Entities and their respective Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; (6) no third party has an option or a right of first refusal to purchase any Property or any portion thereof or direct interest therein, except as such is set forth in the Registration Statement, the General Disclosure Package and the Prospectus; and (7) each of the Transaction Entities or one of its respective Subsidiaries or a Joint Venture has obtained an owner’s title insurance policy, from a title insurance company licensed to issue such policy, on each Property that insures the Transaction Entities’, the respective Subsidiary’s or the Joint Ventures’ fee interest in such Property.

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(xxiii)	Leases. (1) Upon consummation of the Contribution Transactions, each of the Transaction Entities or one of its Subsidiaries or Joint Ventures will hold the lessor’s interest under the applicable leases with any tenants occupying each Property (collectively, the “Leases”); (2) other than the Leases, none of the Transaction Entities or their respective Subsidiaries has entered into any agreements that would materially affect the value of the Properties as a whole or would materially interfere with the use made and proposed to be made of such Properties as a whole by the Transaction Entities; (3) none of the Transaction Entities, their respective Subsidiaries, or, to the Transaction Entities’ knowledge, any other party to any Lease, is or, upon consummation of the Contribution Transactions, will be in breach or default of any such Lease, except as to any such breach or default as would not have a Material Adverse Effect on the Transaction Entities and their respective Subsidiaries, taken as a whole; (4) no event has occurred or, to the Transaction Entities’ knowledge, has been threatened in writing, which with or without the passage of time or the giving of notice, or both, would, individually or together with all such other events, constitute a default under any Lease, or would, permit termination, modification or acceleration under such Lease, except as to any such default as would not have a Material Adverse Effect on the Transaction Entities and their respective Subsidiaries, taken as a whole; (5) each of the Leases is valid and binding and in full force and effect, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity; and (6) none of the Transaction Entities, their respective Subsidiaries, or, to the Transaction Entities’ knowledge, any other party to any Lease, is a party to any ground lease, sublease or operating sublease relating to any of their Properties.

(xxiv)	Utilities. To the knowledge of the Transaction Entities and their respective Subsidiaries, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property.

(xxv)	Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, the OP Agreement and the applicable agreements (including each exhibit and appendix referenced therein) listed on Schedule D hereto (collectively referred to as the “Contribution Transaction Documents”), and the issuance and sale of the Offered Shares and the Contribution Shares by the Company and the issuance and sale of the OP Units (including the Company OP Units) and LTIP Units by the Operating Partnership, and the use of net proceeds therefrom as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, will not result in a breach or violation of any of the terms or provisions of, or constitute a default or, to the extent applicable, a Debt Repayment Triggering Event (as defined below) under or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Transaction Entities or any of their respective Subsidiaries pursuant to (A) the Organizational Documents (as defined below) of the Transaction Entities or any of their respective Subsidiaries, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Transaction Entities or any of their respective Subsidiaries or any of their Properties, or (C) any agreement or instrument to which the Transaction Entities or any of their respective Subsidiaries is a party or by which the Transaction Entities or any of their respective Subsidiaries is bound or to which any of the Properties of the Transaction Entities or any of their respective Subsidiaries is subject (other than the amount outstanding under the BRG LOC to be repaid with the net proceeds of the Offering as described in the Use of Proceeds section of the Statutory Prospectus), and except in case of clause (B) only, for such defaults, violations, liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect.

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A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Transaction Entities or any of their respective Subsidiaries.

The term “Organizational Documents” as used herein means (a) in the case of a trust, its declaration of trust and bylaws; (b) in the case of a corporation, its charter and bylaws; (c) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational documents and its partnership agreement; (d) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

(xxvi)	Absence of Existing Defaults and Conflicts. Neither of the Transaction Entities nor any of their respective Subsidiaries is (A) in violation of its respective Organizational Documents; (B) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject; or (C) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (B) and (C) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

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(xxvii)	Reserved.

(xxviii)	Possession of Licenses and Permits. Upon completion of the Contribution Transactions, the Transaction Entities and each of their respective Subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Transaction Entities or any of their respective Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(xxix)	Absence of Labor Dispute. No labor dispute with the employees of the Transaction Entities or their respective Subsidiaries exists, except as described in the Registration Statement, General Disclosure Package or Prospectus, or, to the knowledge of the Transaction Entities, is imminent, which, in any such case, would, singly or in the aggregate, result in a Material Adverse Effect.

(xxx)	Possession of Intellectual Property. The Transaction Entities and their respective Subsidiaries have access to, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary to conduct the business now operated by them; and neither the Transaction Entities nor their respective Subsidiaries have received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on the Transaction Entities and their respective Subsidiaries, taken as a whole.

(xxxi)	Environmental Laws. Except as described in the Registration Statement, General Disclosure Package and the Prospectus and except as would not reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect, neither of the Transaction Entities nor any of their respective Subsidiaries (and, to the knowledge of the Transaction Entities, no tenant or subtenant of any Property or portion thereof owned or leased by the Transaction Entities or their respective Subsidiaries) is in violation of any Environmental Law, including relating to the release of Hazardous Materials, and there are no pending or, to the knowledge of the Transaction Entities, threatened administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of noncompliance, investigations or proceedings relating to any such violation or alleged violation. There are no past or present events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any costs or liabilities to the Transaction Entities or any of their respective Subsidiaries under, or to interfere with or prevent compliance by the Transaction Entities or any of their respective Subsidiaries with, Environmental Laws, except as such would not have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, singly or in the aggregate, have a Material Adverse Effect.

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(xxxii)	Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Prospectus Summary,” “Management,” “Our Manager and Related Agreements,” “Certain Relationships and Related Party Transactions,” “Our Business and Properties,” “The Operating Partnership Agreement,” “Description of Capital Stock,” “Important Provisions of Maryland Corporate Law and Our Charter and Bylaws,” “Shares Eligible for Future Sale,” “Material Federal Income Tax Considerations,” “ERISA Considerations” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxxiii)	Absence of Manipulation. None of the Transaction Entities, any of their respective Subsidiaries or any affiliates of the Transaction Entities, has taken, directly or indirectly, any action that is designed to or that has constituted or that would cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

(xxxiv)	Statistical and Market-Related Data. Any third-party statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Transaction Entities believe to be reliable and accurate and, to the extent required, they have obtained written consent to use such data from such sources.

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(xxxv)	Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxvi)	Internal Controls. The Transaction Entities and each of their respective subsidiaries maintain (A) effective internal controls over financial reporting (as defined under Rule 13a-15 and Rule 15d-15 under the Exchange Act) and (B) a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the board of directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(xxxvii)	Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) and Rule 15d-15 under the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to provide reasonable assurances that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

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(xxxviii)	XBRL. The interactive data in extensible Business Reporting Language included in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxxix)	Litigation. Other than as described in the Registration Statement, General Disclosure Package and Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Transaction Entities or any of their respective Subsidiaries or Properties that, if determined adversely to the Transaction Entities or any of their respective Subsidiaries or Properties, would materially and adversely affect the ability of the Transaction Entities to perform their respective obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Shares; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Transaction Entities’ knowledge, contemplated against the Transaction Entities, Holdings LLC, REIT Property Subs or the Managing Members and, to the best knowledge of the Transaction Entities, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or contemplated against the SP JVs, the Title Holders or the Properties.

(xl)	Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company and its consolidated subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated, and the balance sheet, statements of operations, changes in members’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with the Commission’s rules and guidelines with respect thereto. The supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus relating to the Company and its consolidated subsidiaries present fairly in accordance with GAAP the information required to be stated therein. The combined statements of revenue and certain expenses included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, comply with Rule 8-06 of Regulation S-X and present fairly in all material respects the revenue and certain expenses of the applicable Property for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with the Commission’s rules and guidelines with respect thereto. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited, or unaudited as applicable, financial statements of the Company and its consolidated Subsidiaries included therein and comply with the Commission’s rules and guidelines with respect thereto. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, comply with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the Act or Rules and Regulations thereunder. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations ) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act to the extent applicable.

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(xli)	No Material Adverse Change in Business. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the period covered by the latest audited financial statements included therein (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, earnings, properties or prospects of the Transaction Entities and their respective subsidiaries, taken as a whole, that is material and adverse, (B) there has been no dividend or distribution of any kind declared, paid or made by the Transaction Entities and the Subsidiaries, on any class of the capital stock, membership interest or other equity interest, as applicable, (C) there has been no material change in the capital shares of stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Transaction Entities or any of their respective Subsidiaries, (D) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Transaction Entities and their respective Subsidiaries, other than transactions in the ordinary course of business and changes and transactions disclosed or described in the Registration Statement, the General Disclosure Package and the Prospectus, (E) there has not been any obligation, direct or contingent, which is material to the Transaction Entities and their respective Subsidiaries, taken as a whole, incurred by the Transaction Entities and their respective Subsidiaries, except obligations incurred in the ordinary course of business and changes and transactions disclosed or described in the Registration Statement, the General Disclosure Package and the Prospectus, and (F) none of the Transaction Entities or any of their subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority that would, singly or in the aggregate, have a Material Adverse Effect.

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(xlii)	Investment Company Act. Neither of the Transaction Entities are, nor after giving effect to the offering and sale of the Offered Shares and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xliii)	Indebtedness. Neither the Transaction Entities nor their respective Subsidiaries has any indebtedness as of the date of this Agreement, and neither the Transaction Entities nor any of their respective Subsidiaries will have any indebtedness immediately prior to the sale of the Firm Shares on the First Closing Date, in each case except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xliv)	Insurance. The Transaction Entities and each of their respective Subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Transaction Entities, their respective Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; neither of the Transaction Entities nor any of their respective Subsidiaries has been refused any insurance coverage sought or applied for; neither of the Transaction Entities nor any of their respective Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a similar cost as currently paid, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Final Prospectus; and the Company has obtained or will obtain directors’ and officers’ insurance in such amounts as is customary for companies engaged in the type of business conducted by the Company.

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(xlv)	Tax Law Compliance. Each of the Transaction Entities and the Subsidiaries has timely filed all federal, state and local tax returns that are required to be filed or has timely requested extensions thereof (“Returns”), except for any failures to file that, individually or collectively, would not result in a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessments, fines or penalties that are currently being contested in good faith or that, individually or collectively, would not result in a Material Adverse Effect. No audits or other administrative proceedings or court proceedings are presently pending against any of the Transaction Entities or the Subsidiaries with regard to any Returns, and no taxing authority has notified any of the Transaction Entities or the Subsidiaries that it intends to investigate its tax affairs, except for any such audits or investigations that, individually or collectively, would not result in the assessment of material taxes.

(xlvi)	Real Estate Investment Trust. The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), for its taxable years ended December 31, 2010 through December 31, 2013, and the Company’s organization and method of operation (as described in the Registration Statement, the General Disclosure Package and the Prospectus) will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2014 and thereafter. All statements regarding the Company’s qualification and taxation as a REIT set forth in the Registration Statement, the General Disclosure Package and the Prospectus are correct in all material respects.

(xlvii)	Accuracy of Exhibits. There are no contracts or other documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(xlviii)	No Restriction on Subsidiaries. No Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or membership interest, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

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(xlix)	No Unlawful Payments. None of the Transaction Entities, any of their respective Subsidiaries, any director or officer or, to the knowledge of the Transaction Entities, any agent, employee or other person associated with or acting on behalf of the Transaction Entities or any of their respective Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(l)	Compliance with Anti-Money Laundering Laws. The operations of the Transaction Entities and their respective Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions in which the Transaction Entities and their respective Subsidiaries conduct business or whose Anti-Money Laundering Laws (as defined below) apply to the Transaction Entities, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Transaction Entities or any of their respective Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Transaction Entities, threatened.

(li)	Compliance with OFAC. None of the Transaction Entities, any of their respective subsidiaries or, to the knowledge of either of the Transaction Entities, any director, officer, agent, employee or affiliate thereof is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Common Stock hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(lii)	Prior Sales of Common Stock or OP Units or LTIP Units. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any Common Stock and the Operating Partnership has not issued, sold or distributed any OP Units or LTIP Units during the six-month period preceding the date hereof.

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(liii)	Reserved.

(liv)	Independent Accountants. BDO USA, LLP , Plante Moran, PLLC, and KPMG LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the Act, the Rules and Regulations and the Public Company Accounting Oversight Board.

(lv)	ERISA Matters. The Transaction Entities and each of their Subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Transaction Entities and each Subsidiary would have any liability; the Transaction Entities and each Subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412, 403, 431, 432 or 4971 of the Code; and each “pension plan” for which the Transaction Entities or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(lvi)	Enforceability of Management Agreement. The Management Agreement, to be effective on the First Closing Date, by and among the Transaction Entities and the Manager (the “Management Agreement”), has been duly authorized by the Transaction Entities and, on the First Closing Date, will constitute a valid and binding agreement of the Transaction Entities enforceable in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

(lvii)	Subsidiary Partnership Tax Classification. Each of the Operating Partnership and each Subsidiary that is a partnership or a limited liability company under state law has been at all relevant times properly classified as a partnership or a disregarded entity, and not as a corporation or an association taxable as a corporation, for federal income tax purposes.

(lviii)	Related-Party Transactions. There are no relationships, whether direct or indirect, or related-party transactions involving the Transaction Entities or any of their respective Subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package or the Prospectus that have not been described as required by the Act.

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(b)	Certificates of Officers. Any certificate signed by any officer of either Transaction Entity, as applicable, and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Offered Shares shall be deemed a representation and warranty by each Transaction Entity, as applicable, as to matters covered thereby, to each Underwriter.

2.	Representations and Warranties Regarding the Manager.

(a)	Representations and Warranties. The Manager represents and warrants to each Underwriter and agrees with the Underwriters that:

(i)	Good Standing of the Manager. The Manager has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Manager and each of its Subsidiaries is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(ii)	Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Manager.

(iii)	Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any court or governmental authority or agency is necessary or required for the performance by the Manager of its obligations under this Agreement and the Management Agreement, except such as have been already obtained or as may be required under the Securities Act, Exchange Act Regulations, state securities laws, FINRA or the NYSE MKT.

(iv)	Absence of Defaults and Conflicts. The Manager is not in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Manager is a party or will be a party in connection with this Agreement (including the Management Agreement) or by which it may be bound, or to which any of the property or assets of the Manager is subject (collectively, “Manager’s Agreements and Instruments”), except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement do not and will not, andin the case of the performance of the Management Agreement, will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or repayment event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Manager pursuant to, the Manager’s Agreements and Instruments (except for such conflicts, breaches, defaults or repayment events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of (A) the provisions of the Organizational Documents of the Manager or (B) any statute, law, rule, regulation, or order of any government agency or body or any court, domestic or foreign, having jurisdiction over the Manager or any of its assets, properties or operations, except in the case of clause (B) only, for any such violation that would not result in a Material Adverse Effect.

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(v)	Possession of Licenses and Permits. The Manager possesses, and is incompliance with the terms of, all Licenses necessary or material to the conduct of the business of the Manager now conducted or proposed in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted by the Manager, except where the failure to possess such Licenses would not, singly or in the aggregate, result in a Material Adverse Effect, and has not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Manager would, individually or in the aggregate, have a Material Adverse Effect.

(vi)	Employment; Noncompetition; Nondisclosure. The Manager has not been notified that any of its executive officers or key employees named in the Registration Statement, the General Disclosure Package and the Prospectus (each, a “Company-Focused Professional”) plans to terminate his or her employment with the Manager. Neither the Manager nor, to the knowledge of the Manager, any Company-Focused Professional is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(vii)	Accurate Disclosure. The statements regarding the Manager in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Prospectus Summary—Our Manager and Bluerock,” “Prospectus Summary—Compensation to Our Manager,” “Prospectus Summary—Benefits of the Offering and Contribution Transactions to Related Parties,” “Prospectus Summary—Conflicts of Interest,” “Our Business and Properties — Overview of Our Business Objectives and Strategy,” “Our Business and Properties—Our Manager and Bluerock,” “Our Business and Properties—Our Manager’s Approach to Evaluating Potential Investments,” “Our Manager and Related Agreements” and “Certain Relationships and Related Party Transactions” are true and correct in all material respects.

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(viii)	Absence of Manipulation. The Manager has not taken, and will not take, directly or indirectly, any action that is designed to or that has constituted or that would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

(ix)	Absence of Proceedings. There are no actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) now pending, or, to the knowledge of the Manager, threatened against or affecting the Manager that, if determined adversely to the Manager, would, individually or in the aggregate, have a Material Adverse Effect.

(x)	Investment Advisers Act. The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xi)	Enforceability of Management Agreement. The Management Agreement has been duly authorized by all necessary action and, upon its execution on the First Closing Date, will constitute a valid and binding agreement of the Manager enforceable in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

(xii)	Internal Controls. The Manager intends to operate under the Company’s system of internal accounting controls in order to provide reasonable assurances that (A) transactions effectuated by it on behalf of the Company pursuant to its duties set forth in the Management Agreement are executed in accordance with management’s general or specific authorization; and (B) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization.

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(xiii)	Resources. The Manager has the financial and other resources available to it necessary for the performance of its services and obligations as contemplated hereby and in the Management Agreement, the Registration Statement, the General Disclosure Package and the Prospectus.

(b)	Certificates of Officers. Any certificate signed by any officer of the Manager and delivered to the Representative or counsel for the Underwriters shall be deemed a representation and warranty by the Manager as to matters covered thereby, to each Underwriter.

3.	Purchase, Sale and Delivery of Offered Shares.

On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $13.485 per share, the respective number of Firm Shares set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Shares to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company at the office of Bass, Berry & Sims PLC (“BBS”), at 10:00 A.M., New York time, on April 2, 2014, or at such other time not later than seven (7) full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Shares sold pursuant to the offering. The Firm Shares so to be delivered or evidence of their issuance will be made available for review at the above office of BBS at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representative given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Shares at the purchase price per share to be paid for the Firm Shares, less an amount per share equal to any dividends or distribution declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. The Company agrees to sell to the Underwriters the number of Optional Shares specified in such notice and the Underwriters agree, severally and not jointly, to purchase such number of Optional Shares. Such Optional Shares shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite such Underwriter’s name bears to the total number of Firm Shares (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares. No Optional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company.

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Each time for the delivery of and payment for the Optional Shares, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representative but shall be not later than three full business days after written notice of election to purchase Optional Shares is given. The Company will deliver the Optional Shares being purchased on each Optional Closing Date to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company at the above office of BBS. The Optional Shares being purchased on each Optional Closing Date or evidence of their issuance will be made available for review at the above office of BBS at a reasonable time in advance of such Optional Closing Date.

4.	Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Shares for sale to the public as set forth in the Prospectus. The Company is advised that the Underwriters propose to make a public offering of their respective portions of the Offered Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Offered Shares are to be offered to the public initially at $14.50 per share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.609 per share under the Public Offering Price.

5.	Certain Agreements of the Transaction Entities and the Manager.

(a)	The Transaction Entities agree with the several Underwriters that:

(i)	Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the last sentence, the Company will file the Prospectus, in a form approved by the Representative, with the Commission pursuant to and in accordance with Rule 424(b) and Rule 430A and during the time period specified by Rule 424(b) and Rule 430A. The Company will advise the Representative promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representative of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Shares under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representative.

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(ii)	Filing of Amendments; Response to Commission Requests. The Company, subject to Section 5(a)(iii) hereof, will comply with the requirements of Rule 430A and will promptly advise the Representative of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not affect such amendment or supplementation without the Representative’s consent; and the Company will also advise the Representative promptly of (A) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (B) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (C) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (D) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or, to the Company’s knowledge, the threatening of any proceeding for that purpose, and (E) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Shares in any jurisdiction or the institution or, to the Company’s knowledge, the threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)	General Disclosure Package. If the General Disclosure Package is being used to solicit offers to buy the Offered Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or if any event occurs or condition exists as a result of which the General Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the General Disclosure Package to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the General Disclosure Package so that the statements in the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances when the General Disclosure Package is delivered to a prospective purchaser, be misleading or so that the General Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the General Disclosure Package, as amended or supplemented, will comply with applicable law.

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(iv)	Continued Compliance with Securities Laws. To comply with the Act and the Rules and Regulations thereunder so as to permit the completion of the distribution of the Offered Shares as contemplated in this Agreement and in the General Disclosure Package and the Prospectus. If, during such period after the first date of the public offering of the Offered Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a)) is (or, but for the exception afforded by Rule 172, would be) required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Act or the Rules and Regulations thereunder, the Company will promptly (A) notify the Representative of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided, that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably object. The Company will give the Representative notice of its intention to make any filings pursuant to the Exchange Act or Rules and Regulations thereunder from the date of this Agreement to any Closing Date and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object, other than such filings as are required to be made pursuant to the Exchange Act or the Rules and Regulations thereunder.

(v)	Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its stockholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

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(vi)	Furnishing of Registration Statements and Prospectuses. The Company will furnish to the Representative signed copies of each Registration Statement (including all exhibits thereto), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representative requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement, or at such time as otherwise agreed to by the Representative. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(vii)	Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Shares for sale under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution but in no event longer than one year.

(viii)	Reporting Requirements. The Company, during the period when a prospectus relating to the Offered Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Rules and Regulations related thereto.

(ix)	Payment of Expenses. The Transaction Entities will pay all expenses incident to the performance of its obligations under this Agreement, all costs and expenses of the Transaction Entities in connection with the Contribution Transactions, and all the costs and expenses in connection with the offering of the Offered Shares including but not limited to (A) any filing fees and other expenses (including fees and expenses of counsel to the Underwriters set forth in section (C) below) incurred in connection with qualification of the Offered Shares for sale under the laws of such jurisdictions as the Representative designates and the preparation and printing of blue sky surveys or legal investment surveys relating thereto, (B) costs and expenses related to the review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the Offered Shares (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), (C) up to and including $225,000 in the aggregate of the costs and expenses of legal counsel for the Underwriters incurred in connection with this Agreement and the offering of the Offered Shares, (D) costs and expenses of the Company relating to investor presentations and any road show in connection with the offering and sale of the Offered Shares including, without limitation, (1) any travel expenses of the Company’s officers and employees and (2) any other expenses of the Company, (E) all actually and reasonably incurred costs and expenses of the Underwriters relating to the investor presentations and any roadshow in connection with the offering and sale of the Offered Shares, (F) the fees and expenses incident to listing the Offered Shares on the NYSE MKT, (G) the fees and expenses in connection with the registration of the Offered Shares under the Exchange Act, (H) expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters, (I) expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors, and (J) stamp duties, similar taxes or duties or other similar fees or charges, if any, incurred by the Underwriters in connection with the offering and sale of the Offered Shares. The foregoing payment by the Company to the Underwriters in this paragraph (ix) is limited to up to $350,000 in the aggregate (including up to $225,000 in fees and expenses of counsel to the Underwriters set forth in section (C) above).

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(x)	Use of Proceeds. The Company will use the net proceeds received in connection with the offering and sale of the Offered Shares and will cause the Operating Partnership to use the net proceeds received in connection with the issuance and sale of the Company OP Units in the manner described in the “Use of Proceeds” section of the Registration Statement, the General Disclosure Package and the Prospectus, and, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Shares hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(xi)	Absence of Manipulation. The Transaction Entities will not, and will cause each of its subsidiaries and controlled affiliates not to, take, directly or indirectly, any action designed to or that would constitute or that might cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Shares.

(xii)	Listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Common Stock (including the Offered Shares) on the NYSE MKT.

(xiii)	Sarbanes-Oxley Act. The Company will use its reasonable best efforts to comply with all applicable provisions of the Sarbanes-Oxley Act.

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(xiv)	Company Restriction on Sale of Common Stock. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Common Stock or any securities convertible into or exchangeable, exercisable or redeemable for any of its Common Stock, LTIP Units or OP Units (“Lock-Up Securities”): (A) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (B) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (C) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (D) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (E) file with the Commission a registration statement under the Act relating to Lock-Up Securities (except for a registration statement on Form S-8 relating to the Company’s equity incentive plan), or publicly disclose the intention to take any such action, without the prior written consent of the Representative; provided, however, that the Lock-Up Period shall not apply to (A) the sale of Lock-Up Securities to the Underwriters, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the First Closing Date of which the Underwriters have been advised in writing (C) any shares of Common Stock issued, options to purchase shares of Common Stock or LTIP Units granted pursuant to existing equity incentive plans of the Company disclosed in the Prospectus, (D) the issuance of Common Stock or securities exchangeable or exercisable for or convertible into Common Stock (including OP Units and LTIP Units), in the aggregate not to exceed 10% of the number of shares of Common Stock outstanding, on a fully diluted basis, as consideration for the acquisition of real estate assets provided, however, that the recipients of shares of Common Stock or securities exchangeable or exercisable for or convertible into Common Stock issued in connection with such an acquisition shall be required to agree in writing not to sell, offer, dispose of or otherwise transfer any such shares during the remainder of the Lock-Up Period without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), (E) the issuance of shares of Common Stock, Former Advisor LTIP Units and OP Units in connection with the Contribution Transactions, and LTIP Units pursuant to the Management Agreement, and as disclosed in the General Disclosure Package and the Prospectus, and (F) with respect to our directors and our officers, the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of shares of Common Stock during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such plan during the Lock-Up Period. The “Lock-Up Period” will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representative consents to in writing; provided, however, that if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Representative waives, in writing, such extension. The Company will provide the Representative with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

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(xv)	Qualification and Taxation as a REIT. The Company will use its best efforts to qualify for taxation as a REIT under the Code for its taxable year ending December 31, 2014 and thereafter, unless the board of directors of the Company determines that it is no longer in the best interests of the Company to continue to qualify as REIT.

(xvi)	Reserved.

(xvii)	Reserved.

(xviii)	Investment Company. The Company will not be or become, at any time prior to the expiration of three years after the date of this Agreement, an “investment company,” as such term is defined in the Investment Company Act; provided, however, that this provision shall not be applicable and shall have no legal force or effect in the event that the Company becomes deemed an “investment company” solely as a result of the Commission amending, revising, rescinding or otherwise modifying the Investment Company Act, the rules and regulations promulgated thereunder or the Commission’s interpretations and guidance relating thereto after the Closing Date.

(b)	The Manager agrees with the several Underwriters that:

(i)	Restriction on Sale of Securities. For the Lock-Up Period, the Manager will not, directly or indirectly, take any of the following actions with respect to the Lock-Up Securities: (A) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (B) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (C) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (D) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (E) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representative

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Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Representative waives, in writing, such extension.

(ii)	Reporting of Material Events. The Manager agrees that, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, it shall notify the Representative and the Transaction Entities of the occurrence of any material events respecting its activities or condition, financial or otherwise, and the Manager will forthwith supply such information to the Transaction Entities as shall be necessary in the opinion of counsel to the Transaction Entities and the Underwriters for the Transaction Entities to prepare any necessary amendment or supplement to the Prospectus so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.

(iii)	No Stabilization or Manipulation. Not to take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Shares.

(iv)	Investment Adviser. The Manager will not be or become, at any time prior to the expiration of three years after the date of this Agreement, an “investment adviser,” as such term is defined in the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”); provided, however, that this provision shall not be applicable and shall have no legal force or effect in the event that the Manager becomes deemed an “investment adviser” solely as a result of the Commission amending, revising, rescinding or otherwise modifying the Investment Advisers Act, the rules and regulations promulgated thereunder or the Commission’s interpretations and guidance relating thereto after the First Closing Date.

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6.	Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, that such consent is deemed to have been given with respect to each Issuer Free Writing Prospectus identified on Schedule B hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed and approved by the Representative. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any Bona Fide Electronic Road Show. If at any time following the issuance of a Permitted Free Writing Prospectus there occurred or occurs an event or development as a result of which such Permitted Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Permitted Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

7.	Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Optional Shares to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Transaction Entities and the Manager herein (as though made on such Closing Date), to the accuracy of the statements of the Transaction Entities and the Manager made pursuant to the provisions hereof, to the performance by the Transaction Entities and the Manager of their obligations hereunder and to the following additional conditions precedent:

(a)	Accountants’ Comfort Letters and CAO Certificates.

(i)	The Representative shall have received letters, dated, respectively, the date hereof and each Closing Date, of BDO USA, LLP, Plante Moran, PLLC and KPMG LLP, substantially in the forms of Annex I-A,I-B and I-C hereto, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package and the Prospectus (except that, in any letter dated a Closing Date, the specified date referred to in Annex I-A, I-B and I-C hereto shall be a date no more than three (3) days prior to such Closing Date).

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(ii)	Should the Representative deem appropriate, the Representative shall have received a certificate, dated the date hereof, of Christopher J. Vohs, in his capacity as the Chief Accounting Officer and Principal Financial Officer of the Company, substantially in the form of Annex I-B hereto.

(b)	Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representative. The Prospectus shall have been filed with the Commission in accordance with the Rule 424(b) under the Act and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement, Statutory Prospectus or the Prospectus shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representative, shall be contemplated by the Commission.

(c)	No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, earnings, properties or prospects of the Transaction Entities and their respective Subsidiaries, taken as a whole, that, in the sole judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered Shares; (ii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Shares, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the NYSE MKT, or any setting of minimum or maximum prices for trading on such exchange; (iv) or any suspension of trading of any securities of the Company on any national securities exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal or New York authorities; (vi) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Shares or to enforce contracts for the sale of the Offered Shares.

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(d)	Opinion of Counsel for the Transaction Entities. The Representative shall have received an opinion, dated each Closing Date, of Kaplan, Voekler, Cunningham & Frank, PLC, counsel for the Transaction Entities, substantially in the form attached hereto as Annex III-A and a letter substantially in the form attached hereto as Annex III-B.

(e)	Opinion of Maryland Counsel for Company. The Representative shall have received an opinion, dated each Closing Date, of Venable LLP, Maryland counsel for the Company, substantially in the form attached hereto as Annex IV.

(f)	Tax Opinion. The Representative shall have received a tax opinion, dated each Closing Date, of Hunton & Williams LLP, counsel for the Company, substantially in the form attached hereto as Annex V.

(g)	Opinion of Counsel for Underwriters. The Representative shall have received from Bass, Berry & Sims PLC, counsel for the Underwriters, such opinion or opinions, dated each Closing Date, with respect to such matters as the Representative may require. In rendering such opinion, Bass, Berry & Sims PLC, may (i) rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Transaction Entities, their respective Subsidiaries, the Manager and of public officials and (ii) rely as to matters involving the application of the laws of the state of Maryland upon the opinion of Venable LLP.

(h)	Company Officers’ Certificate. The Representative shall have received a certificate, dated each Closing Date, of the Chief Executive Officer of the Company and the Chief Accounting Officer of the Company, in his capacity as the Principal Financial Officer of the Company, in which such officers shall state that: the representations and warranties of the Transaction Entities in this Agreement are true and correct as of such date; each of the Transaction Entities has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with the applicable Rules and Regulations; and, subsequent to the date of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, earnings, business, properties or prospects of the Transaction Entities and their respective Subsidiaries, taken as a whole, that is material and adverse, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus or as described in such certificate.

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(i)	Manager Officer’s Certificate. The Representative shall have received a certificate, dated each Closing Date, of the Chief Executive Officer of the Manager in which such officer shall state that: the representations and warranties of the Manager in this Agreement are true and correct as of such date and that the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(j)	Lock-up Agreements. On or prior to the date hereof, the Representative shall have received a lock-up letter in the form of Annex II hereto executed by each of the persons listed on Schedule C hereto.

(k)	Contribution Transactions. The transactions contemplated by the Contribution Transaction Documents shall have been, or shall be substantially concurrently with the First Closing Date, consummated in accordance with the terms of such documents and each other of the Contribution Transactions as set forth in the General Disclosure Package shall have been consummated on, prior to, or substantially concurrently with, the First Closing Date.

(l)	Debt Pay Off. The Representative shall have received payoff letters from each holder of the indebtedness to be repaid as described in the Use of Proceeds section of the Statutory Prospectus, which shall indicate the amount required to discharge such indebtedness on the Closing Date and an undertaking by each holder of such indebtedness to discharge any security interests securing any portion of such indebtedness.

(m)	Company Good Standing. The Representative shall have received a certificate of good standing of the Company certified by the Maryland State Department of Assessments and Taxation as of a date within five (5) business days of the First Closing Date.

(n)	Operating Partnership Good Standing. The Representative shall have received a certificate of good standing of the Operating Partnership certified by the Secretary of State of the State of Delaware as of a date within five (5) business days of the First Closing Date.

(o)	Manager Good Standing. The Representative shall have received a certificate of good standing of the Manager certified by the Secretary of State of the State of Delaware as of a date within five (5) business days of the First Closing Date.

(p)	Subsidiary Good Standings. The Representative shall have received a certificate of good standing certified by the Secretary of State (or equivalent governmental authority) of the state of incorporation or formation as of a recent date, for each entity listed on Schedule E hereto.

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(q)	Secretary’s Certificate of the Company. The Representative shall have received a certificate of the secretary of the Company certifying resolutions of the board of directors of the Company approving the Underwriting Agreement, the Contribution Transaction Documents and the transactions contemplated thereby.

(r)	Secretary’s Certificate of the Manager. The Representative shall have received a certificate of the secretary of the Manager certifying resolutions of the Manager’s managing member approving the Underwriting Agreement and the Management Agreement.

(s)	General Partner Certificate of the Operating Partnership. The Representative shall have received a certificate of the general partner of the Operating Partnership certifying resolutions of the Operating Partnership approving the Underwriting Agreement, the Contribution Transaction Documents and the transactions contemplated thereby.

(t)	FINRA Approval. The Representative shall have received a clearance letter from the Corporate Finance Department of FINRA with respect to the offering.

(u)	Listing. The Offered Shares shall have been approved for listing on the NYSE MKT.

(v)	Reverse Stock Split. The Company shall have authorized and filed an amendment to its Second Amended and Restated Charter with the Maryland State Department of Assessments and Taxation (“SDAT”) effecting a 1.00458751 to 1 reverse stock split of the shares of Class B-1 Common Stock, $0.01 par value per share, the shares of Class B-2 Common Stock, $0.01 par value per share, and the shares of Class B-3 Common Stock, $0.01 par value per share, each as currently outstanding as of the Applicable Time (the “Reverse Split Amendment”), and the Representative shall have received a copy of the filed and effective Reverse Split Amendment certified by the SDAT.

The Transaction Entities will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.	Indemnification and Contribution.

(a)	Indemnification of Underwriters by the Transaction Entities. Each of the Transaction Entities will, jointly and severally, indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that neither of the Transaction Entities will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that such information furnished by any Underwriter consists only of the information described as such in Section 8(c) below.

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(b)	Reserved.

(c)	Indemnification of Company, Directors and Officers. Each Underwriter will severally and not jointly indemnify and hold harmless each of the Transaction Entities, their directors and each of their officers who signs a Registration Statement and each person, if any, who controls either of the Transaction Entities within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to either of the Transaction Entities by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter the third, seventh, twelfth and fourteenth full paragraphs under the caption “Underwriting,” under the caption “Other Relationships” and under the caption “Selling Restrictions,” in each case, only to the extent that such statements relate only to the Underwriters.

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(d)	Actions against Parties; Notification. Promptly after receipt by an indemnified party of notice of the commencement of any action against such indemnified party, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsections (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsections (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsections (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8(d) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

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(e)	Contribution. If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsections (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and by the Underwriters on the other hand from the offering of the Offered Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities on the one hand and by the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 8(e). Notwithstanding the provisions of this Section 8(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Common Stock underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Transaction Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

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9.	Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Shares hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of Offered Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Shares that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Shares with respect to which such default or defaults occur exceeds 10% of the total number of Offered Shares that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 hereof (provided that if such default occurs with respect to Optional Shares after the First Closing Date, this Agreement will not terminate as to the Firm Shares or any Optional Shares purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.	Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Transaction Entities, the Manager or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Transaction Entities, the Manager or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Shares. If the purchase of the Offered Shares by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Shares, and the respective obligations of the Transaction Entities and the Manager, on the one hand, and the Underwriters, on the other hand, pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Shares have been purchased hereunder, the representations and warranties in Sections 2 through 3 and all obligations under Section 5 shall also remain in effect.

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11.	Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed or delivered and confirmed to the Representative, c/o Wunderlich Securities, Inc., 2200 Clarendon Boulevard, Arlington, VA 22201, Attention: N. David Doyle, with a copy to Bass, Berry & Sims PLC, 150 Third Avenue South, Suite 2800, Nashville, TN 37201, Attention: Lori B. Morgan, or, if sent to the Transaction Entities or the Manager, will be mailed or delivered and confirmed to it at c/o Bluerock Residential Growth REIT, Inc., 712 Fifth Avenue, 9th Floor, New York, NY 10019, Attention: Michael L. Konig, with a copy to Kaplan, Voekler, Cunningham & Frank, PLC, 1401 East Cary Street, Richmond, Virginia 23239, Attention: Richard P. Cunningham, Jr.; provided, however, that any notice to an Underwriter pursuant to Section 9 will be mailed or delivered and confirmed to such Underwriter.

12.	Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 9, and no other person will have any right or obligation hereunder.

13.	Representation of Underwriters. The Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters. By participating in this offering, each Underwriter agrees that it, each of its affiliates participating in this offering as underwriter or financial intermediary and each controlling person of it and each such participating affiliate are bound by the Agreement Regarding Oral Due Diligence and currently in effect between the Representative and the accounting firm or firms that participate in oral due diligence in this offering.

14.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.	Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

16.	Entire Agreement. This Agreement represents the entire agreement between the Transaction Entities and the Manager, on the one hand, and the Underwriters, on the other, with respect to the preparation of any Registration Statement, the General Disclosure Package, the Prospectus, the conduct of the offering, and the purchase and sale of the Offered Shares.

17.	Absence of Fiduciary Relationship. The Transaction Entities and the Manager each acknowledge and agree that:

(a)	No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of Offered Shares and that no fiduciary, advisory or agency relationship between the Transaction Entities and the Manager on the one hand, and the Underwriters on the other has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Underwriters have advised or is advising either of the Transaction Entities or the Manager on other matters;

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(b)	Arms’ Length Negotiations. The price of the Offered Shares set forth in this Agreement was established by the Company following discussions and arms’ length negotiations with the Underwriters, and the Transaction Entities and Manager are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)	Absence of Obligation to Disclose. The Transaction Entities and the Manager have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Transaction Entities and the Manager, and that the Underwriters have no obligation to disclose such interests and transactions to Transaction Entities and the Manager by virtue of any fiduciary, advisory or agency relationship; and

(d)	Waiver. Each of the Transaction Entities and the Manager waives, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to either of the Transaction Entities or the Manager in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Transaction Entities or the Manager, including stockholders, holders of membership interests, employees or creditors of the Transaction Entities or the Manager.

18.	Trial by Jury. Each of the Transaction Entities and the Manager (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.	Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

20.	Jurisdiction. Each of the Transaction Entities and the Manager hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Transaction Entities and the Manager irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

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21.	Termination. Until the First Closing Date, this Agreement may be terminated by the Representative by giving notice (in the manner prescribed by Section 11 hereof) to the Company, if (i) the Company shall have failed, refused or been unable, at or prior to the First Closing Date, to perform any agreement on its part to be performed hereunder unless the failure to perform any agreement is due to the default or omission by any Underwriter; (ii) any other condition of the obligations of the Underwriters hereunder is not fulfilled; (iii) trading in securities generally on the NYSE, NYSE MKT, or Nasdaq shall have been suspended or minimum or maximum prices shall have been established on either of such exchanges or such market by the Commission or by such exchange or other regulatory body or governmental authority having jurisdiction; (iv) trading or quotation in any of the Company’s securities shall have been suspended or materially limited by the Commission or by the NYSE MKT, NYSE or Nasdaq or other regulatory body of governmental authority having jurisdiction; (v) a general banking moratorium has been declared by Federal or New York authorities; (vi) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; (vii) there shall have been any material adverse change in general economic, political or financial conditions in the United States or in international conditions on the financial markets in the United States, in each case, the effect of which is such as to make it, in the Representative’s reasonable judgment, inadvisable to proceed with the delivery of the Securities; or (viii) any attack on, outbreak or escalation of hostilities, declaration of war or act of terrorism involving the United States or any other national or international calamity or emergency (including but not limited to attacks on, outbreaks or escalations of hostilities, declarations of war or acts of terrorism arising from tensions between Russia and the Ukraine) has occurred if, in the Representative’s reasonable judgment, the effect of any such attack, outbreak, escalation, declaration, act, calamity or emergency makes it impractical or inadvisable to proceed with the completion of the public offering or the delivery of the Securities. Any termination of this Agreement pursuant to this Section 21 shall be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 5(a), 7, 8 and 9 hereof.

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Transaction Entities, the Manager and the several Underwriters in accordance with its terms.

[Signature Page Follows]

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Very truly yours,

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

By:	/s/ R. Ramin Kamfar
Name: R. Ramin Kamfar
Title: Chief Executive Officer

BLUEROCK RESIDENTIAL HOLDINGS, L.P.

By: Bluerock Residential Growth REIT, Inc.
Its: General Partner

By:	/s/ R. Ramin Kamfar
Name: R. Ramin Kamfar
Title: Chief Executive Officer

BRG MANAGER, LLC
By: Bluerock Real Estate, L.L.C.
Its: Sole Member

By:	s/ R. Ramin Kamfar
s/ R. Ramin Kamfar
Title: Chief Executive Officer

[Signature Page to Underwriting Agreement]

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The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of itself and as the

Representative of the several Underwriters.

WUNDERLICH SECURITIES, INC.

By:	/s/ Chad D. Champion
Name: Chad D. Champion
Title: Managing Director

[Signature Page to Underwriting Agreement]

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SCHEDULE A

Underwriter	Number of Firm Shares
Wunderlich Securities, Inc.	2,172,415
BB&T Capital Markets, a division of BB&T Securities, LLC	482,759
National Securities Corporation	448,275
Boenning & Scattergood, Inc.	344,827
Total	3,448,276